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                                                                    EXHIBIT 10.6

                        TEST SITE FACILITATION AGREEMENT

         This Agreement is made this 7th day of June, 2000, by and between IDMEDICAL.com of 4333 N. 30th Street, Boulder, Colorado ("IDM") and Happy Harry's Discount Drug Stores, Inc., 326 Ruther Dr., Newark, DE 19711 ("HHDDS").

                                    RECITALS

         A. IDM provides an internet service of maintaining patient supplied medical history information that can be accessed by treating physicians authorized by a patient.

         B. IDM assures confidentiality of the patient data base.

         C. IDM needs access to a patient base for testing its services.

         D. HHDDS personnel are willing to advise their customers of this service and distribute brochures. Therefore, the parties agree as follows:

         1. Term. This agreement shall be for a term of five (5) years from the date hereof provided, however, that HHDDS may terminate this agreement with or without cause on sixty (60) days written notice to IDM. Any administrative fees due HHDDS for acts prior to termination will be paid by IDM not withstanding termination.

         2. IDM Duties. IDM will:

            (a) provide HHDDS brochures and display easels for delivery to pharmacy customers (Current copies (subject to revision from time to time) of the IDM brochure are attached as Exhibit A);

            (b) maintain internet accessible medical histories for the patients participating in the IDM program substantially in accordance with the program information annexed hereto as Exhibit A, it being understood that the program may be revised and updated from time to time;

            (c) make clear to all patients that HHDDS are merely distributing brochures and that HHDDS is not assuming any responsibility for the accuracy of the information, and that HHDDS is paid a commission for their participation in the program:


                                          INITIALS: IDM         HHDD
                                                       -------      ---------


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            (d) IDM will provide access to patient information in a secure system from anywhere that is internet accessible.

         3. HHDDS Duties. HHDDS will:

            (a) hand out IDM supplied brochures, by making them available from a display easel that will be placed at a visible location in their stores.

         4. Commission. IDM will pay HHDDS a commission for handing out brochures and successfully having the patient identify that they heard about IDMEDICAL.com from a Happy Harry's Discount Drug Store. This question will be asked directly from the member sign up page when they are starting a new account:

            (a) for each patient that registers with IDM, identifies that they heard about the product from a Happy Harry's Discount Drug Store, and maintains the account for more than sixty (60) days on an individual basis, HHDDS will be reimbursed Five Dollars ($5.00). IDM will charge the patient Fifteen Dollars ($15.00);

            (b) for each patient that registers with IDM, identifies that they heard about the product from a Happy Harry's Discount Drug Store, and maintains the account for more than sixty (60) days on a family basis, HHDDS will be reimbursed Eight Dollars ($8.00). IDM will charge the patient Twenty-Five Dollars ($25.00);

            (c) whenever a patient renews an account for a subsequent annual membership on an individual basis, HHDDS will be reimbursed Three Dollars ($3.00). IDM's renewal fee charged to the patient will be Ten Dollars ($10.00);

            (d) whenever a patient renews an account for a subsequent annual membership on a family basis, HHDDS will be reimbursed Eight Dollars ($8.00);

            (e) the parties hereto believe that state laws are not implicated because (a) HHDDS by participating in this program are not providing medical or medical related services and (b) they are being paid an administrative fee, to reimburse their costs of participation.


                                          INITIALS: IDM         HHDD
                                                       -------      ---------


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         5. Notices. Any notices to be delivered as provided under this agreement shall be as follows:


                  TO:      IDM
                           4333 North 30th Street
                           Boulder, CO  80301

                  TO:      Happy Harry's Discount Drug Stores, Inc.
                           326 Ruther Dr.
                           Newark, DE  19711

         6. Governing Law. This agreement shall be construed and interpreted under the laws of the State of Delaware.

         7. Binding Effect. This agreement shall be binding upon the parties hereto and their successors and assigns.


                                          INITIALS: IDM         HHDD
                                                       -------      ---------


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         IN WITNESS WHEREOF the parties hereto have executed this agreement the day and year aforesaid.

                                      IDMEDICAL.com


                                      BY  /s/ Richard J. Schaller Sr.
                                          -------------------------------------
                                          Richard J. Schaller Sr., Ph.D.

                                      HAPPY HARRY'S DISCOUNT DRUG STORES

                                      BY  /s/ Alan B. Levin
                                          -------------------------------------
                                          Alan B. Levin
                                          President and CEO





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